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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

FUELSTREAM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

11650 So. State Street Ste. 240 Draper, Utah		84020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2510

_______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

Fuelstream, Inc. (the “Company”), on its Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2011 (the “Original Filing”), reported the original report date to be June 16, 2011, the date upon which holders of a majority of the company's voting shares had approved, by written consent, the various items contained therein. The actual date of the written consent was June 14, 2011. The Original Filing has been restated in its entirety below and, except for the correct date of the written consent, the text of this filing is identical to the Original Filing.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

On June 14, 2011, the Company amended and restated its Certificate of Incorporation (“Restatement”) to provide for the following:

Increase in Authorized Common Shares. The Restatement increased the number of the Company’s authorized shares of common stock from 200,000,000 to 500,000,000 shares.

Increase in Authorized Preferred Shares. The Restatement increased the number of the Company’s authorized shares of preferred stock from 20,000,000 to 50,000,000 shares, to be issued in any number of series, with each series having such designation, rights, preferences, privileges, and restrictions as determined by the Company’s board of directors.

Reduction in Par Value. The Restatement reduced the par value per share of the Company’s common and preferred stock from $0.002 to $0.0001 per share.

Removal of Classified Board. The Restatement eliminated subsection (b) of Article V of the Company’s Certificate of Incorporation, which requires that the Company’s board of directors be divided into three equal classes, with directors in the first, second, and third classes to hold terms that expire in one, two, and three years and with re-election for three year terms to enable only one class of directors to be voted out of office in any given year. The Restatement now requires the Company’s directors to hold office only until the next annual meeting of shareholders.

Removal of Supermajority Voting Requirement. The Restatement eliminated Article VIII of its Certificate of Incorporation which requires a supermajority vote of the Company’s shareholders to change the number of directors, change the classification of directors (which has been removed as described in the preceding paragraph), or change the board of director’s ability to fill vacancies on the board.

Also on June 14, 2011, the Company amended and restated its Bylaws to be consistent with the Restatement. Specifically, the Company eliminated a classified board of directors and supermajority voting requirements in respect of the items described in the preceding paragraph.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2011, holders of a majority of the voting rights of the Company approved the Restatement described in Item 5.03 above and a reverse split of the Company’s Common Stock on a 100 for 1 basis, meaning that each 100 shares of Common Stock will be consolidated into 1 share of Common Stock following the reverse split, provided however, that fractional shares would be rounded up to the nearest whole share and any registered shareholder who would otherwise hold less than 200 shares following the reverse split would be rounded up to 200 shares. The Restatement is intended to be effective following the reverse split. Notice of the action taken by holders of a majority of the voting rights of the Company was provided to non-consenting shareholders in accordance with Delaware law.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title of Document	Location

3.1 3.2	Amended and Restated Certificate of Incorporation Amended and Restated Bylaws	Attached Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

By:	/s/ Mark D. Klok
Mark D. Klok [Chief Executive Officer

Date:  June 24, 2011